Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Wynn Las Vegas, LLC (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew Pascal, as Chief Operating Officer of the Company, and Scott Peterson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ ANDREW PASCAL
Name:	Andrew Pascal
Title:	Chief Operating Officer and President (Principal Executive Officer)
Dated:	February 26, 2010

/S/ SCOTT PETERSON
Name:	Scott Peterson
Title:	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)
Dated:	February 26, 2010